                                                                    Exhibit 3.39



                             AMENDED AND RESTATED

                                    BYLAWS

                                      OF

                      WILSONS LEATHER OF NEW JERSEY INC.

                          (a New Jersey corporation)

                                   _________

                                   ARTICLE I
                                   ---------

                                 SHAREHOLDERS
                                 ------------

          1.  CERTIFICATES REPRESENTING SHARES.  Certificates representing
              --------------------------------
shares shall set forth thereon the statements prescribed by the New Jersey Business Corporation Act (the "Business Corporation Act") and by any other applicable provision of law and shall be signed by the Chairman or Vice-Chairman of the Board of Directors, if any, or by the President or a Vice-President and may be counter-signed by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the corporate seal or a facsimile thereof. Any or all signatures upon a certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of its issue.

          A card which is punched, magnetically coded, or otherwise treated so as to facilitate machine or automatic processing, may be used as a share certificate if it otherwise complies with the provisions of the Business Corporation Act.

          The Corporation may issue a new certificate for shares in place of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the Board of Directors may require the owner of any lost or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate or the issuance of any such new certificate.

          2.  SHARE TRANSFERS.  The transfer of shares shall be done in
              ---------------
accordance with the Business Corporation Act.

          3.  RECORD DATE FOR SHAREHOLDERS.  The Board of Directors may fix, in
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advance, a date as the record date for determining the shareholders with regard to any corporate action or event and, in particular, for determining the shareholders entitled to notice of or to vote at
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any meeting of shareholders or any adjournment thereof, to give a written consent to any action without a meeting, or to receive payment of any dividend or allotment of any right. Any such record date shall in no case be more than sixty days prior to the shareholders' meeting or other corporate action or event to which it relates. Any such record date for a shareholders' meeting shall not be less than ten days before the date of the meeting. Any such record date to determine shareholders entitled to give a written consent shall not be more than sixty days before the date fixed for tabulation of the consents or, if no date has been fixed for tabulation, more than sixty days before the last day on which consents received may be counted. When a determination of shareholders of record for a shareholders' meeting has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date under this section for the adjourned meeting.

          4.  SHAREHOLDER MEETINGS.
              --------------------

          a.  TIME.  The annual or special meeting shall be held at the time
              ----
fixed, from time to time, by the directors.

          b.  PLACE.  Annual meetings and special meetings shall be held at such
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place, within or without the State of New Jersey, as the directors may, from time to time, fix.

          c.  CALL.  Annual meetings may be called by the directors or by the
              ----
President or by any officer instructed by the directors to call the meeting. Special meetings may be called in like manner.

          d.  NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER OF NOTICE.  Written notice
              -------------------------------------------------
of every meeting shall be given, stating the time, place, and purpose or purposes of the meeting. The notice of every meeting shall be given not less than ten nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived before or after the taking of any action, to each shareholder at his record address or at such other address which he may have furnished by request in writing to the Secretary of the Corporation. When a meeting is adjourned to another time or place, it shall not be necessary to give notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. However, if after the adjournment the directors fix a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder on the new record date. Notice of a meeting need not be given to any shareholder who submits a signed waiver of notice before or after the meeting. The attendance of a shareholder at a meeting without protesting prior to the conclusion of the meeting the lack of notice of such meeting shall constitute a waiver of notice by him.

          e.  VOTING LIST.  The officer or agent having charge of the stock
              -----------
transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at the shareholders' meeting or any adjournment thereof. Any such list may consist of cards arranged alphabetically or any equipment which permits the visual display of the information required by the provisions of the Business Corporation Act. Such list shall be arranged alphabetically within each

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class, series, if any, or group of shareholders maintained by the Corporation for convenience of reference, with the address of, and the number of shares held by, each shareholder, be produced (or available by means of a visual display) at the time and place of the meeting, be subject to the inspection of any shareholder for reasonable periods during the meeting, and be prima facie evidence as to who are the shareholders entitled to examine such list or to vote at such meeting.

          f.  CONDUCT OF MEETING.  Meetings of the shareholders shall be
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presided over by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board of Directors, if any, the Vice-Chairman of the Board of Directors, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the Corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the Chairman of the meeting shall appoint a secretary of the meeting.

          g.  PROXY REPRESENTATION.  Every shareholder may authorize another
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person or persons to act for him by proxy in all matters in which a shareholder is entitled to participate, whether by waiving notice of or the lapse of the prescribed period of time before any meeting, voting or participating at a meeting, or expressing consent without a meeting. Every proxy must be signed by the shareholder or his agent, except that a proxy may be given by a shareholder or his agent by telegram or cable or by any means of electronic communication which results in a writing. No proxy shall be valid for more than eleven months unless a longer time is expressly provided therein. Unless it is irrevocable as provided in the Business Corporation Act, a proxy shall be revocable at will. The grant of a later proxy revokes any earlier proxy unless the earlier proxy is irrevocable. A proxy shall not be revoked by the death or incapacity of the shareholder, but the proxy shall continue to be in force until revoked by the personal representative or guardian of the shareholder. The presence at any meeting of any shareholder who has given a proxy does not revoke the proxy unless the shareholder files written notice of the revocation with the Secretary of the meeting prior to the voting of the proxy or votes the shares subject to the proxy by written ballot. A person named in a proxy as the attorney or agent of a shareholder may, if the proxy so provides, substitute another person to act in his place, including any other person named as an attorney or agent in the same proxy. The substitution shall not be effective until an instrument effecting it is filed with the Secretary of the Corporation.

          h.  QUORUM.  Unless otherwise provided in the certificate of
              ------
incorporation or the Business Corporation Act, the holders of the shares entitled to cast a majority of the votes at a meeting shall constitute a quorum at the meeting of shareholders for the transaction of business.

          The shareholders present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Less than a quorum may adjourn.

          i.  VOTING.  Each outstanding share shall entitle the holder thereof
              ------
to one vote on each matter submitted to a vote at a meeting of shareholders. In the election of directors, a plurality of the votes cast shall elect, and no election need be by ballot unless a shareholder demands the same before the voting begins. Any other action shall be authorized by a majority of

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the votes cast except where the Business Corporation Act prescribes a different proportion of votes.

          5.  SHAREHOLDER ACTION WITHOUT MEETINGS.  Subject to any limitations
              -----------------------------------
prescribed by the provisions of the Business Corporation Act and upon compliance with said provisions, any action required or permitted to be taken at a meeting of shareholders by the provisions of said Act or by the certificate of incorporation or these Bylaws may be taken without a meeting if all of the shareholders entitled to vote thereon consent thereto in writing. Whenever any action is taken pursuant to the foregoing provisions, the written consents of the shareholders consenting thereto shall be filed with the minutes of proceedings of shareholders.

                                  ARTICLE II
                                  ----------

                              BOARD OF DIRECTORS
                              ------------------

          1.  FUNCTIONS, DEFINITIONS AND COMPENSATION.  The business and affairs
              ---------------------------------------
of the Corporation shall be managed by or under the direction of a Board of Directors. The use of the phrase "entire Board of Directors" herein refers to the total number of directors which the Corporation would have if there were no vacancies. The Board of Directors, by the affirmative vote of a majority of directors in office and irrespective of any personal interest of any of them, shall have authority to establish reasonable compensation of directors for services to the Corporation as directors, officers, or otherwise.

          2.  QUALIFICATIONS AND NUMBER.  Each director shall be at least
              -------------------------
eighteen years of age and need not be a shareholder or a resident of the State of New Jersey. The number of directors shall not be less than one nor more than nine. The number of directors may be fixed or changed from time to time, within such minimum and maximum, by the shareholders or by the Board of Directors. If at any time the number of directors is not fixed by the shareholders or directors, the number of directors shall be two until changed by the directors or shareholders. Except as provided in the preceding sentence, the number of directors shall be deemed to be fixed in these Bylaws as the number fixed from time to time by the shareholders or the directors.

          3.  ELECTION AND TERM.  The first Board of Directors shall hold office
              -----------------
until the first annual meeting of shareholders and until their successors have been elected and qualified. Thereafter, directors who are elected at an annual meeting of shareholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next succeeding annual meeting of shareholders and until their successors have been elected and qualified. In the interim between annual meetings of shareholders or of special meetings of shareholders called for the election of directors, newly created directorships and any existing vacancies in the Board of Directors, including vacancies resulting from the removal of directors for cause or without cause, may be filled by the affirmative vote of the remaining directors, although less than a quorum exists or by the sole remaining director. A director may resign by written notice to the Corporation. The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as shall be specified in the notice of resignation. When one or more directors shall resign from the Board of Directors effective at a future date, a majority of the

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directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

          4.  REMOVAL OF DIRECTORS.  One or more or all the directors of the
              --------------------
Corporation may be removed with or without cause by the shareholders by the affirmative vote of the majority of the votes cast by the holders of shares entitled to vote for the election of directors. The Board of Directors shall have the power to remove directors for cause and to suspend directors pending a final determination that cause exists for removal.

          5.  MEETINGS.
              --------

          a.  CALL.  No call shall be required for regular meetings for which
              ----
the date, time and place have been fixed by the Board of Directors. Special meetings may be called by or at the direction of the Chairman of the Board of Directors, if any, the Vice-Chairman of the Board of Directors, if any, of the President, or a majority of the directors in office or any other person permitted by the Business Corporation Act. The person calling a special meeting may designate the date, time and place of the special meeting except to the extent otherwise required by the Business Corporation Act.

          b.  NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER.  No notice shall be
              ---------------------------------------
required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. The notice of any meeting need not specify the business to be transacted at, or the purpose of, the meeting. Any requirement of furnishing a notice shall be waived by any director who signs a waiver of notice before or after the meeting, or who attends the meeting without protesting, prior to the conclusion of the meeting, the lack of notice to him. The attendance of any director at a meeting, without protesting to the lack of notice prior to the conclusion of such meeting, shall constitute a waiver of notice by him. Notice of an adjourned meeting need not be given if the time and place are fixed at the meeting adjourning, and if the period of adjournment does not exceed ten days in any one adjournment.

          c.  QUORUM AND ACTION.  Each director shall have one vote at meetings
              -----------------
of the Board of Directors. The participation of directors with a majority of the votes of the entire Board of Directors shall constitute a quorum for the transaction of business. Any action approved by a majority of the votes of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the Business Corporation Act, certificate of incorporation or these Bylaws requires a greater proportion. Where appropriate communication facilities are reasonably available, any or all directors shall have the right to participate in all or any part of a meeting of the Board of Directors or a committee of the Board of Directors by means of conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other.

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          d.  CHAIRMAN OF THE MEETING.  The Chairman of the Board of Directors,
              -----------------------
if any and if present, shall preside at all meetings. Otherwise, the President, if present, or any other director chosen by the Board of Directors, shall preside.

          6.  COMMITTEES.  The Board of Directors, by resolution adopted by a
              ----------
majority of the entire Board of Directors, may appoint from among its members one or more directors to constitute an Executive Committee and one or more other committees, each of which, to the extent provided in the resolution appointing it, shall have and may exercise all of the authority of the Board of Directors with the exception of any authority the delegation of which is prohibited by the Business Corporation Act. Actions taken at a meeting of any such committee shall be reported to the Board of Directors at its next meeting following such committee meeting; except that, when the meeting of the Board of Directors is held within two days after the committee meeting, such report shall, if not made at the first meeting, be made to the Board of Directors at its second meeting following such committee meeting. Each director of a committee shall have one vote at meetings of that committee. The participation of directors with the majority of the votes of a committee shall constitute a quorum of that committee for the transaction of business. Any action approved by a majority of the votes of directors of a committee present at a meeting of that committee at which a quorum is present shall be the act of the committee unless the Business Corporation Act requires a greater proportion.

          7.  WRITTEN CONSENT.  Any action required or permitted to be taken
              ---------------
pursuant to authorization voted at a meeting of the Board of Directors or any committee thereof, may be taken without a meeting, if, prior or subsequent to the action, all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing and such written consents are filed with the minutes of the proceedings of the Board of Directors or committee. Such consent shall have the same effect as a unanimous vote of the Board of Directors or committee for all purposes, and may be stated as such in any certificate or other document filed with the Secretary of State of the State of New Jersey.

                                  ARTICLE III
                                  -----------

                                   OFFICERS
                                   --------

          The directors shall elect a President, a Secretary, and a Treasurer, and may elect a Chairman of the Board of Directors, a Vice-Chairman of the Board of Directors, one or more Vice-Presidents, Assistant Vice-Presidents, Assistant Secretaries, and Assistant Treasurers, and such other officers and agents as they shall determine. Any two or more offices may be held by the same person but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law to be executed, acknowledged, or verified by two or more officers.

          Unless otherwise provided in the resolution of election, each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of shareholders and until his successor has been elected and qualified, subject to earlier termination by removal or resignation.

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

          Officers shall have the powers and duties defined in the resolutions appointing them.

          The Board of Directors may remove any officer with or without cause. An officer may resign by written notice to the Corporation. The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as shall be specified in the notice of resignation.

                                  ARTICLE IV
                                  ----------

                                INDEMNIFICATION
                                ---------------

          The Corporation shall indemnify its officers and directors for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as required or permitted by law.

                                   ARTICLE V
                                   ---------

                            REPORTS TO SHAREHOLDERS
                            -----------------------

          The Corporation shall furnish any requisite reports to shareholders.

                                  ARTICLE VI
                                  ----------

                                CORPORATE SEAL
                                --------------

          The corporate seal, if any, shall have inscribed thereon the name of the Corporation and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine or the law require. Unless otherwise required by the Business Corporation Act, the Corporation shall not be required to have a seal.

                                  ARTICLE VII
                                  -----------

                                  FISCAL YEAR
                                  -----------

          The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

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

                                 ARTICLE VIII
                                 ------------

                              CONTROL OVER BYLAWS
                              -------------------

          On and after the date upon which the first Board of Directors shall have adopted the initial corporate Bylaws, which shall be deemed to have been adopted by the shareholders for the purposes of the Business Corporation Act, the power to make, alter and repeal the Bylaws of the Corporation may be exercised by the directors or the shareholders; provided, that any Bylaws made by the Board of Directors may be altered or repealed, and new Bylaws made by the shareholders.

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